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                                                                  Exhibit (a)(1)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                              TROON PARTNERS, L.P.

                 This Certificate of Limited Partnership of Troon Partners, L.P. (the "Partnership") is being duly executed and filed by the undersigned general partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

                 1. The name of the limited partnership formed hereby is Troon Partners, L.P.

                 2. The address of the Partnership's registered office in the state of Delaware is Corporation Service Company, 1013 Centre Road, County of New Castle, City of Wilmington, State of Delaware 19805-1297. The name of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297.

                 3. The name and business address of the General Partner of the Partnership is as follows:


                          Troon Management, L.L.C.
                          c/o Oppenheimer & Co., Inc.
                          Oppenheimer Tower
                          One World Financial Center
                          200 Liberty Street
                          New York, NY 10281

                 4. IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Troon Partners, L.P., this 12th day of December, 1996.

                                    Troon Partners, L.P.

                                    By:  Troon Management, L.L.C.
                                          General Partner

                                    By:  Oppenheimer & Co., Inc.
                                         Managing Member

                                    By:       /s/ Mitchell A. Tanzman
                                       ----------------------------------------
                                    Name:    Mitchell A. Tanzman
                                    Title:   Managing Director